                                                                  Exhibit 99


[ANHEUSER BUSCH LOGO]                                                   News




For more information, contact
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------


                ANHEUSER-BUSCH COMPANIES REPORTS RECORD SALES
           AND EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2003
           ------------------------------------------------------

     ACHIEVES 21ST CONSECUTIVE QUARTER OF SOLID DOUBLE-DIGIT EPS GROWTH
            WITH 12.5 PERCENT INCREASE IN THE FOURTH QUARTER 2003

         ST. LOUIS, February 4, 2004 - Led by continued growth in both its domestic and international beer operations in the fourth quarter, Anheuser-Busch Cos., Inc., achieved record sales and earnings for the fourth quarter and full year 2003, it was announced today by Patrick Stokes, president and chief executive officer. Fourth quarter and full year earnings per share increased 12.5 percent and 12.7 percent, respectively, vs. the same 2002 periods.

         "Anheuser-Busch had another excellent year in 2003, selling 111 million barrels of its beer brands worldwide and achieving its 21st consecutive quarter of solid double-digit earnings per share growth in the fourth quarter," said Stokes. "The company's proven ability to leverage its substantial competitive strengths has led to these consistently strong results. The beer pricing environment remains favorable and the combination of revenue per barrel growth and volume increases has driven continued increases in profit margins and return on capital employed in 2003."

         Domestic revenue per barrel grew 2.7 percent and 3.1 percent in the fourth quarter and full year 2003, respectively, vs. the same periods in 2002. Consumers trading up to the super premium Michelob family enhanced the company's revenue per barrel results.

                                  - more -

Fourth Quarter Earnings
Anheuser-Busch
Add One

         For the full year 2003, gross margin increased 20 basis points to
40.3 percent, while operating margin increased 60 basis points to 22.6 percent. Return on capital employed improved to 18.4 percent, an increase of 90 basis points over the past 12 months.

         Domestic beer sales-to-wholesalers volume increased 0.5 percent for the fourth quarter of 2003 vs. the fourth quarter 2002 and 0.8 percent for the full year 2003. These results are due to the outstanding success of the new Michelob ULTRA low-carbohydrate brand and increased Bud Light sales volume. Bud Light also continued to grow its share of the premium light beer category in 2003. The company's reported beer volume is summarized in the following table:

----------------------------------------------------------------------------------------------------------------------
                                          Beer Volume (millions of barrels)
----------------------------------------------------------------------------------------------------------------------
                                                     Fourth Quarter                        Year Ended December 31
                                            ---------------------------------        --------------------------------
                                                             vs. 2002                                  vs. 2002
                                                       ----------------------                    --------------------
                                            2003       Barrels        Percent        2003        Barrels      Percent
                                            ----       -------        -------        -----       -------      -------
Domestic                                    23.3        Up 0.1        Up 0.5%        102.6       Up 0.8       Up 0.8%
International                                2.1       Up 0.15        Up 7.3%          8.4       Up 0.4       Up 5.0%
                                            ----       -------        -------        -----       -------      -------
    Worldwide A-B Brands                    25.4        Up 0.3        Up 1.1%        111.0       Up 1.2       Up 1.1%
Int'l Equity Partner Brands                  4.6        Up 0.3        Up 7.7%         18.8       Up 0.7       Up 4.0%
                                            ----       -------        -------        -----       -------      -------
    Total Brands                            30.0        Up 0.6        Up 2.0%        129.8       Up 1.9       Up 1.5%
                                            ====       =======        =======        =====       =======      =======
----------------------------------------------------------------------------------------------------------------------

         Wholesaler sales-to-retailers volume accelerated through the second half of 2003, increasing 1.7 percent in the fourth quarter, and up 0.9 percent for the year.

         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch completed the first stage of its pricing plan for 2004 in October 2003 in markets representing approximately 40 percent of the company's domestic volume. These pricing actions were again very successful, as reflected in the company's strong fourth quarter revenue per barrel performance. As planned, the company began implementing the second stage of 2004 pricing initiatives on just over 25 percent of domestic volume earlier this week. As in the past, these revenue enhancement initiatives are being tailored to specific markets, brands and packages.

Fourth Quarter Earnings
Anheuser-Busch
Add Two

         "With our outstanding brands, solid sales execution, a favorable industry pricing environment and a strong financial position, we look forward to 2004," said Stokes. "We remain confident in our ability to consistently achieve our minimum double-digit earnings per share growth objective over the long-term and reiterate the company's previously stated 12 percent earnings per share growth target for 2004."

FOURTH QUARTER 2003 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the fourth quarter 2003 are summarized below:

-----------------------------------------------------------------------------------------------------------------
                                                                Fourth Quarter Ended December 31
                                                                ($ in millions, except per share)
                                                   --------------------------------------------------------------
                                                                                             2003 vs. 2002
                                                                                      ---------------------------
                                                    2003              2002               $                  %
                                                   ------            ------           -------           --------
Gross Sales                                        $3,720            $3,594           Up $126            Up 3.5%
Net Sales                                          $3,215            $3,098           Up $117            Up 3.8%
Income Before Income Taxes                           $355              $312            Up $43           Up 13.7%
Equity Income                                         $77               $75             Up $2            Up 3.4%
Net Income                                           $294              $269            Up $25            Up 9.3%
Diluted Earnings per Share                           $.36              $.32           Up $.04           Up 12.5%
-----------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the fourth quarter 2003 follows:

o Net sales increased 3.8 percent compared to the fourth quarter 2002, with a 3.3 percent increase in domestic beer segment net sales, plus higher international beer and entertainment segment sales.

Fourth Quarter Earnings
Anheuser-Busch
Add Three

o Income before income taxes increased 13.7 percent vs. the fourth quarter 2002 on increased pretax results from domestic and international beer operations and improved operating results for the entertainment segment. Pretax income for the fourth quarter 2003, compared with 2002, includes the impact of lower administrative expenses due to decreased legal costs, reduced acquisition due diligence costs and a lower contribution to the company's charitable foundation. Fourth quarter 2003 marketing, distribution and administrative expenses decreased 1.8 percent vs. the fourth quarter 2002. This decrease compares to an 11.5 percent increase in the fourth quarter 2002 vs. the fourth quarter 2001.

     Pretax income for the domestic beer segment was up 5 percent for the quarter, reflecting higher revenue per barrel and increased beer sales volume. Domestic beer pretax income for the quarter includes a $7 million expense, reported in cost of sales, related to the signing bonus and accelerated merit increase paid to Teamsters-represented employees in connection with the ratification of the new five-year labor agreement in December. In addition, domestic beer results include a $6 million gain from the sale of a company-owned beer wholesalership in Washington state. On a consolidated basis, this gain is reported in other income/(expense), net.

     International beer segment pretax income more than doubled in the quarter. This increase was primarily driven by higher volume in China and the United Kingdom. Net sales increased 16 percent in the quarter compared to the fourth quarter 2002.

     Packaging segment pretax profits declined by $9 million in the fourth quarter 2003 compared to the fourth quarter 2002. This decrease was primarily due to lower profits for the company's can manufacturing operations.

Fourth Quarter Earnings
Anheuser-Busch
Add Four

     Entertainment segment operating results improved by $12 million compared to the fourth quarter 2002, due to increased attendance, higher admissions pricing and increased in-park spending.

o Equity income increased 3.4 percent vs. the fourth quarter 2002, reflecting earnings growth by CCU.

o Net income increased 9.3 percent vs. fourth quarter 2002 and diluted earnings per share were $.36, an increase of 12.5 percent compared to the fourth quarter 2002. Earnings per share continue to benefit from the company's ongoing share repurchase program.

FULL YEAR 2003 FINANCIAL HIGHLIGHTS
-----------------------------------

         Key operating results for the full year 2003 compared to 2002 are summarized below:

-------------------------------------------------------------------------------------------------------------
                                                  Year Ended December 31 ($ in millions, except per share)
                                               --------------------------------------------------------------
                                                                                          2003 vs. 2002
                                                                                    -------------------------
                                                 2003              2002                $                 %
                                               -------           -------            -------          --------
Gross Sales                                    $16,320           $15,687            Up $633           Up 4.0%
Net Sales                                      $14,147           $13,566            Up $581           Up 4.3%
Income Before Income Taxes                      $2,824            $2,624            Up $200           Up 7.7%
Equity Income                                     $345              $352              Dn $7           Dn 1.9%
Net Income                                      $2,076            $1,934            Up $142           Up 7.4%
Diluted Earnings per Share                       $2.48             $2.20            Up $.28          Up 12.7%
-------------------------------------------------------------------------------------------------------------

         A discussion of financial highlights for full year 2003 follows:

o Net sales increased 4.3 percent compared to 2002, reflecting a 3.9 percent increase in domestic beer segment net sales and increased sales for the international beer, packaging and entertainment segments.

Fourth Quarter Earnings
Anheuser-Busch
Add Five

o Income before income taxes increased 7.7 percent vs. the full year 2002, due to increased domestic beer segment pretax income, along with improved profit contribution from all of the company's remaining business segments.

     Domestic beer segment pretax income was up 6.8 percent, reflecting higher revenue per barrel and increased beer volume.

     International beer segment pretax income increased 19.3 percent, primarily due to volume and profit growth in China.

     Packaging segment pretax profits were up 1 percent for the full year 2003, primarily due to improved profits in the company's can, bottle and label manufacturing operations.

     Entertainment segment operating profits for the full year increased 6.4 percent compared to last year, primarily due to higher admissions pricing and increased in-park spending.

o Equity income decreased $7 million vs. the full year 2002, primarily due to the $17 million one-time deferred income tax benefit included in 2002 Modelo equity income, partially offset by a $6.5 million charge in 2002 related to the brewery operation restructuring. The tax benefit, which resulted from lower Mexican income tax rates enacted in the first quarter of 2002, was largely offset by higher U.S. deferred taxes included in the 2002 consolidated income tax provision. Equity income growth from Modelo for 2003 was also dampened by lower export volume growth and a weaker peso. Anheuser-Busch's equity share of CCU earnings for the full year benefited by a $5.5 million after tax gain from the sale of a brewery in Croatia.

Fourth Quarter Earnings
Anheuser-Busch
Add Six

o Anheuser-Busch's effective tax rate for full year 2003 was 38.7 percent vs. 39.7 percent for 2002 and 38.7 percent in 2001. The effective tax rate in 2002 was unusually high due to the U.S. deferred income tax offset to the Mexican income tax rate benefit included in equity income.

o Net income increased 7.4 percent vs. the full year 2002. Diluted earnings per share were $2.48, an increase of 12.7 percent compared to 2002. Earnings per share benefited from the company's repurchase of over 39 million shares during 2003, which totaled $2 billion.

BEER SALES RESULTS
------------------

Worldwide Beer Volume
---------------------

         Worldwide Anheuser-Busch beer sales volume increased 1.1 percent for both the fourth quarter and full year 2003 to 25.4 million and 111.0 million barrels, respectively. Worldwide beer volume is comprised of domestic volume and international volume. Domestic volume represents Anheuser-Busch beer produced and shipped within the United States. International volume represents exports from the company's U.S. breweries to markets around the world, plus Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements.

         Total volume, which combines worldwide Anheuser-Busch brand volume with equity volume (representing the company's share of its foreign equity partners' volume), was 30 million barrels in the fourth quarter 2003, up 600,000 barrels, or 2 percent vs. fourth quarter 2002. Total volume for the full year increased 1.5 percent, to 129.8 million barrels.

Fourth Quarter Earnings
Anheuser-Busch
Add Seven

Domestic Beer Volume
--------------------

         Anheuser-Busch reported domestic beer sales-to-wholesalers of 23.3 million barrels in the fourth quarter 2003 and 102.6 million barrels in the full year. This represents increases of 0.5 percent for the fourth quarter and 0.8 percent for the full year, compared to 2002.

         The company's domestic market share (excluding exports) for the full year 2003 was approximately 50 percent, compared to 49 percent for the same period in 2002. Domestic market share is based on estimated beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

International Beer Volume
-------------------------

         International Anheuser-Busch brand beer volume for the fourth quarter was 2.1 million barrels representing an increase of 7.3 percent vs. the fourth quarter 2002. This increase is primarily attributable to higher beer sales volume in China. For the full year 2003, international Anheuser-Busch brand beer volume was 8.4 million barrels, up 5 percent vs. the comparable 2002 period.

Return on Capital Employed
--------------------------

         Return on capital employed for the 12 months ended December 31, 2003, was 18.4 percent, an increase of 90 basis points over the twelve-month period ended December 31, 2002.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss earnings results for the fourth quarter and full year 2003 at 3 p.m. Central Time today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

Fourth Quarter Earnings
Anheuser-Busch
Add Eight

Notes
-----

1. Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

2. Return on capital employed is computed as 12 months of net income before after-tax net interest (interest expense less interest capitalized) divided by average net investment. Net investment is defined as total assets less non-debt current liabilities. For 2003, after-tax net interest expense was $234 million, calculated as pretax net interest expense of $377 million less income taxes applied using a 38 percent tax rate. For 2002, after-tax net interest expense was $218 million, calculated as pretax net interest expense of $351 less income taxes applied using a 38 percent tax rate.

                                    # # #

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.

                                      ----------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                            CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                                             FOURTH QUARTER AND YEAR ENDED DECEMBER 31
                                                          ($ IN MILLIONS)
                                      ----------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                          Fourth Quarter                 Year-to-Date
                                                                   ----------------------------- ----------------------------
                                                                          2003           2002           2003           2002
                                                                        --------       --------       ---------     ---------
Gross Sales                                                             $3,720.2       $3,594.4       $16,320.2     $15,686.8

     Excise Taxes                                                         (504.8)        (496.9)       (2,173.5)     (2,120.4)
                                                                        --------       --------       ---------     ---------
Net Sales                                                                3,215.4        3,097.5        14,146.7      13,566.4

     Cost of Sales                                                      (2,080.7)      (1,991.7)       (8,449.1)     (8,131.3)

     Marketing, Distribution and Administrative Expenses                  (685.4)        (698.1)       (2,498.3)     (2,455.4)
                                                                        --------       --------       ---------     ---------
Operating Income                                                           449.3          407.7         3,199.3       2,979.7

     Interest Expense                                                     (101.8)         (95.1)         (401.5)       (368.7)

     Interest Capitalized                                                    6.7            4.8            24.4          17.7

     Interest Income                                                         1.1            0.4             1.7           1.3

     Other Income/(Expense), Net                                            (0.7)          (5.9)            0.4          (6.4)
                                                                        --------       --------       ---------     ---------
Income Before Income Taxes                                                 354.6          311.9         2,824.3       2,623.6

     Provision for Income Taxes                                           (137.6)        (117.3)       (1,093.3)     (1,041.5)

Equity Income, Net of Tax                                                   77.2           74.6           344.9         351.7
                                                                        --------       --------       ---------     ---------
Net Income                                                                $294.2         $269.2        $2,075.9      $1,933.8
                                                                        ========       ========       =========     =========
Basic Earnings Per Share                                                    $.36           $.32           $2.51         $2.23
                                                                        ========       ========       =========     =========
Diluted Earnings Per Share                                                  $.36           $.32           $2.48         $2.20
                                                                        ========       ========       =========     =========

-----------------------------------------------------------------------------------------------------------------------------

Capital Expenditures                                                      $273.5         $237.4          $993.0        $834.7
                                                                        ========       ========       =========     =========
Depreciation and Amortization                                             $227.3         $217.4          $877.2        $847.3
                                                                        ========       ========       =========     =========
Weighted Average Shares:

     Basic                                                                 813.3          852.6           826.2         866.0
                                                                        ========       ========       =========     =========
     Diluted                                                               823.7          864.1           837.0         878.9
                                                                        ========       ========       =========     =========
-----------------------------------------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                   BUSINESS SEGMENTS (UNAUDITED)
                                                  FOURTH QUARTER ENDED DECEMBER 31
                                                          ($ IN MILLIONS)
                                      ----------------------------------------------------------






                         ----------------------------------------------------------------------------------------------------------
                             Domestic                                                                       Corporate
                               Beer          Int'l Beer       Packaging      Entertain.       Other         &  Elims.     Consol.
---------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                   $2,978.1         213.5            464.8          161.8           21.1          (119.1)      $3,720.2

Net Sales:

- Intersegment                     ---           ---           $190.4            ---            1.0          (191.4)         $ ---

- External                    $2,520.9         165.9            274.4          161.8           20.1            72.3       $3,215.4

Income Before
 Income Taxes                   $542.4          15.0             24.0           (4.6)         (11.8)         (210.4)        $354.6

Equity Income                      ---         $77.2              ---            ---            ---             ---          $77.2

Net Income                      $336.3          86.5             14.9           (2.9)          (7.3)         (133.3)        $294.2
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

2002

Gross Sales                   $2,894.5         186.4            484.1          141.9           17.8          (130.3)      $3,594.4

Net Sales:

- Intersegment                     ---           ---           $194.8            ---            1.3          (196.1)          $---
- External                    $2,441.2         142.8            289.3          141.9           16.5            65.8       $3,097.5

Income Before
 Income Taxes                   $516.7           5.8             33.0          (16.6)          (8.2)         (218.8)        $311.9

Equity Income                      ---         $74.6              ---            ---            ---             ---          $74.6

Net Income                      $320.3          78.2             20.5          (10.3)          (5.1)         (134.4)        $269.2
-----------------------------------------------------------------------------------------------------------------------------------

                                      ----------------------------------------------------------
                                                   ANHEUSER-BUSCH COMPANIES, INC.
                                                   BUSINESS SEGMENTS (UNAUDITED)
                                                       YEAR ENDED DECEMBER 31
                                                          ($ IN MILLIONS)
                                      ----------------------------------------------------------






                         ----------------------------------------------------------------------------------------------------------
                             Domestic                                                                       Corporate
                               Beer          Int'l Beer       Packaging      Entertain.       Other         &  Elims.     Consol.
---------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                  $12,997.5         797.0          2,093.6          923.9           74.4          (566.2)     $16,320.2

Net Sales:

- Intersegment                     ---           ---           $869.2            ---            4.3          (873.5)         $ ---

- External                   $10,984.4         636.6          1,224.4          923.9           70.1           307.3      $14,146.7

Income Before
 Income Taxes                 $3,118.7          90.8            155.5          162.8          (12.0)         (691.5)      $2,824.3

Equity Income                      ---        $344.9              ---            ---            ---             ---         $344.9

Net Income                    $1,933.6         401.2             96.4          100.9           (7.4)         (448.8)      $2,075.9
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
2002
Gross Sales                  $12,562.9         713.6          2,072.0          858.6           92.8          (613.1)     $15,686.8

Net Sales:

- Intersegment                     ---           ---           $877.3            ---           18.1          (895.4)          $---
- External                   $10,574.1         582.0          1,194.7          858.6           74.7           282.3      $13,566.4

Income Before

 Income Taxes                 $2,919.2          76.1            154.0          153.0           (3.4)         (675.3)      $2,623.6
Equity Income                      ---        $351.7              ---            ---            ---             ---         $351.7

Net Income                    $1,809.9         398.9             95.5           94.9           (2.1)         (463.3)      $1,933.8
-----------------------------------------------------------------------------------------------------------------------------------

              ------------------------------------------------------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                ($ IN MILLIONS)
              ------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                                       December 31,            December 31,
                                                                           2003                    2002
                                                                     ------------------      ------------------
Assets
Current Assets:
     Cash                                                                     $191.1                   $188.9
     Accounts receivable                                                       669.4                    630.4
     Inventories:
         Raw materials and supplies                                            320.3                    294.1
         Work in progress                                                       81.9                     82.8
         Finished goods                                                        185.3                    186.7
           Total inventories                                                   587.5                    563.6
     Other current assets                                                      182.3                    121.8
                                                                     ------------------      ------------------
     Total current assets                                                    1,630.3                  1,504.7
Investments in affiliated companies                                          3,052.0                  2,827.9
Plant and equipment, net                                                     8,498.9                  8,363.9
Intangible assets, including goodwill of $349.0 and $348.7                     486.6                    437.7
Other assets                                                                 1,021.7                    985.3
                                                                     ------------------      ------------------
           Total Assets                                                    $14,689.5                $14,119.5
                                                                     ==================      ==================

Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                                       $1,093.7                   $986.6
     Accrued salaries, wages and benefits                                      288.9                    287.5
     Accrued taxes                                                             163.1                    181.0
     Other current liabilities                                                 311.5                    332.6
                                                                     ------------------      ------------------
     Total current liabilities                                               1,857.2                  1,787.7
                                                                     ------------------      ------------------
Postretirement benefits                                                        470.4                    474.2
                                                                     ------------------      ------------------
Debt                                                                         7,285.4                  6,603.2
                                                                      ------------------      ------------------
Deferred income taxes                                                        1,462.1                  1,345.1
                                                                     ------------------      ------------------
Other long-term liabilities                                                    902.7                    857.0
                                                                     ------------------      ------------------
Shareholders Equity:
     Common stock                                                            1,457.9                  1,453.4
     Capital in excess of par value                                          1,194.0                  1,024.5
     Retained earnings                                                      13,935.4                 12,544.0
     Treasury stock, at cost                                               (12,939.0)               (11,008.6)
     Accumulated other comprehensive loss                                     (890.3)                  (870.7)
     ESOP debt guarantee                                                       (46.3)                   (90.3)
                                                                     ------------------      ------------------
         Total Shareholders Equity                                           2,711.7                  3,052.3
                                                                     ------------------      ------------------
Commitments and contingencies                                                   --                       --
                                                                     ------------------      ------------------
           Total Liabilities and Shareholders Equity                       $14,689.5                $14,119.5
                                                                     ==================      ==================

---------------------------------------------------------------------------------------------------------------

              ------------------------------------------------------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                ($ IN MILLIONS)
              ------------------------------------------------------------------------------------------


       ----------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended December 31,
                                                                               -------------------------------------------
                                                                                    2003                       2002
                                                                               ----------------           ----------------
       Cash flow from operating activities:
            Net Income                                                               $2,075.9                   $1,933.8
            Adjustments to reconcile net income to cash provided by
              operating activities:
                Depreciation and amortization                                           877.2                      847.3
                Deferred income taxes                                                   129.5                      160.2
                Undistributed earnings of affiliated companies                         (175.7)                    (305.0)
                Other, net                                                               31.4                      (12.0)
                                                                                ----------------           ----------------
            Operating cash flow before change in working capital                      2,938.3                    2,624.3
                Decrease in working capital                                              32.6                      140.9
                                                                                ----------------           ----------------
            Cash provided by operating activities                                     2,970.9                    2,765.2
                                                                               ----------------           ----------------

       Cash flow from investing activities:
            Capital expenditures                                                       (993.0)                    (834.7)
            Business acquisitions                                                      (156.9)                     (19.0)
                                                                                ----------------           ----------------
            Cash used for investing activities                                       (1,149.9)                    (853.7)
                                                                               ----------------           ----------------

       Cash flow from financing activities:

            Increase in debt                                                          1,389.0                    1,151.8
            Decrease in debt                                                           (652.1)                    (505.9)
            Dividends paid to shareholders                                             (685.4)                    (649.5)
            Acquisition of treasury stock                                            (1,958.9)                  (2,027.0)
            Issuance of shares under stock plans                                         88.6                      145.4
                                                                               ----------------           ----------------
            Cash used for financing activities                                       (1,818.8)                  (1,885.2)
                                                                               ----------------           ----------------
       Net increase in cash during the period                                             2.2                       26.3
       Cash, beginning of period                                                        188.9                      162.6
                                                                               ----------------           ----------------
       Cash, end of period                                                             $191.1                     $188.9
                                                                               ================           ================

        ----------------------------------------------------------------------------------------------------------------------